EXHIBIT 99.1

Shutterstock Reports Fourth Quarter and Full Year 2017 Financial Results

New York - February 22, 2018 - Shutterstock, Inc. (NYSE: SSTK), a leading global technology company offering a creative platform for high-quality assets, tools and services, today announced financial results for the fourth quarter and full year ended December 31, 2017.
Commenting on the company’s performance, founder and CEO Jon Oringer said, “We had a strong finish to 2017, seeing customer engagement at an all-time high – both in the number of paid downloads and the number of active users on our sites. Our investments in our technology and products combined with pricing and packaging optimization across our entire platform are enabling our customers to search, discover and license the perfect content to meet their needs better and faster than ever before. In 2017, with the addition of Shutterstock Custom, we took steps to provide our customers with custom content creation capabilities for their specific brand use-cases. We’ve helped streamline our customers’ workflows through plug-ins and features including our ever improving editing tool, Shutterstock Editor; and we broke new ground with our enhanced AI-driven search and discovery tools, all with the goal of delivering on our commitment to meet our customers’ broad array of unique content needs. Through our innovation and execution, we continue to attract new customers and expand our workflow product offerings and penetrate deeper into international markets. Earlier this year, we celebrated a milestone of having 1 billion licenses to date and we believe we are well-positioned for strong, profitable growth in 2018 and beyond.”
Full Year 2017 highlights as compared to Full Year 2016:
Key Operating Metrics

•	Paid downloads increased 2% to 172.0 million

•	Revenue per download increased 9% to $3.13

•	Images in our collection expanded 46% to 170.1 million images

•	Videos in our collection expanded 47% to 9.1 million clips
Financial Highlights

•	Revenue increased 12.7% to $557.1 million (on a constant currency basis, increased 12.6%)

•	Income from operations decreased 42% to $26.3 million

•	Net income decreased 49% to $16.7 million

•	Adjusted EBITDA decreased 8% to $88.0 million

•	Diluted EPS decreased 48% to $0.47 per share
Fourth Quarter 2017 highlights as compared to Fourth Quarter 2016:
Key Operating Metrics

•	Paid downloads increased 4% to 43.9 million

•	Revenue per download increased 11% to $3.33
Financial Highlights

•	Revenue increased 16.6% to $151.8 million (on a constant currency basis, increased 13.9%)

•	Income from operations decreased 46% to $7.2 million

•	Net income decreased 79% to $2.1 million

•	Adjusted EBITDA decreased 10% to $23.3 million

•	Diluted EPS decreased 78% to $0.06 per share

FULL YEAR RESULTS
Revenue
Full year revenue of $557.1 million increased $62.8 million or 12.7% as compared to 2016, driven by continued growth in our customer base resulting from the continued expansion of our product offerings to meet the needs of a more diverse customer base and increased activity by our enterprise customers. These factors also drove a 9% increase in revenue per download and a 2% increase in the number of paid downloads. Foreign currency movements had virtually no impact on the revenue growth from 2016 to 2017.
Revenue generated through our e-commerce platform increased approximately 6.0% as compared to 2016, to $348.0 million or 62.5% of total revenue in 2017. Revenue from direct sales to enterprise customers increased approximately 24.1% as compared to 2016, to $186.0 million or 33.4% of total revenue in 2017. Revenue from our other sales channels, including Webdam and content sold through application program interfaces increased approximately 44.4% as compared to 2016, to $23.1 million or 4.1% of total revenue in 2017.
Income from Operations
Income from operations of $26.3 million decreased $19.4 million or 42% as compared to the full year 2016. This decrease is driven by increased operating expenses during the year, which were partially offset by the full year revenue growth. Operating expense increases were primarily due to costs associated with increased employee expenses, sales and marketing expenses, and additional costs related to technology and infrastructure enhancements, including depreciation.
Net Income
Net income available to common stockholders of $16.7 million, or $0.47 per diluted share, decreased $15.9 million as compared to $32.6 million, or $0.91 per diluted share, for the full year 2016, primarily due to the decline in Income from Operations and an increase in the effective tax rate, partially offset by favorable non-operating foreign exchange impact and the impact of contingent consideration expenses in 2016 that did not recur in 2017. The higher effective tax rate during 2017 was primarily a result of recently enacted tax legislation, commonly known as the Tax Cuts and Jobs Act (“TCJA”), which, among other things, required a non-cash devaluation of our deferred tax assets and a one-time tax on earnings held in jurisdictions outside of the United States.
Adjusted EBITDA
Adjusted EBITDA of $88.0 million for the full year decreased $7.4 million or 8% as compared to the full year 2016, driven primarily by cost increases during 2017 related to our continued technology and infrastructure enhancements. We define adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, and non-cash equity-based compensation.
Adjusted Net Income
Adjusted net income was $40.8 million, or $1.16 per diluted share, for the full year as compared to $55.2 million, or $1.54 per diluted share, for the full year 2016. We define adjusted net income as net income excluding the impact of one-time tax charges related to the enactment of the TCJA, non-cash equity-based compensation, amortization of acquisition-related intangible assets, expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments.
FOURTH QUARTER RESULTS
Revenue
Revenue of $151.8 million for the fourth quarter of 2017 increased $21.7 million, or 16.6%, as compared to the fourth quarter of 2016. This increase is attributable to our continued growth in enterprise sales, as well as increased customer acquisition through our e-commerce platform. Excluding the impact of foreign currency movements, revenue growth was approximately 13.9% in the fourth quarter of 2017.
Revenue generated through our e-commerce platform increased approximately 9.7% as compared to the fourth quarter of 2016, to $92.4 million or 60.8% of total revenue in the fourth quarter of 2017. Revenue from direct sales to enterprise customers increased approximately 25.8% as compared to 2016, to $51.9 million or 34.2% of total revenue in 2017. Revenue from our other sales channels, including Webdam and content sold through application program interfaces increased approximately 60.2% as compared to 2016, to $7.5 million or 5.0% of total revenue in 2017.

Income from Operations
Income from operations of $7.2 million for the fourth quarter of 2017 decreased $6.0 million, or 46%, as compared to the fourth quarter of 2016, due primarily to increases in employee cash compensation expenses and depreciation and amortization expense. These increases are attributable to the Company’s ongoing investments in improving its technology platform and operations.
Net Income
Net income of $2.1 million, or $0.06 per diluted share, for the fourth quarter of 2017 decreased $7.8 million, or 79%, as compared with $9.9 million, or $0.27 per diluted share, in the fourth quarter of 2016 primarily due to the decline in Income from Operations and the increase in effective tax rate during the fourth quarter of 2017 compared to 2016, driven in large part by the Company’s adoption of the TCJA.
Adjusted EBITDA
Adjusted EBITDA of $23.3 million for the fourth quarter of 2017 decreased $2.6 million or 10%, as compared to the fourth quarter of 2016 driven primarily by the Company’s investment in its smaller but high-growth products and markets.
Adjusted Net Income
Adjusted net income was $10.6 million, or $0.30 per diluted share, for the fourth quarter of 2017 as compared to $15.1 million or $0.42 per diluted share, in the fourth quarter of 2016.
LIQUIDITY
Our cash, cash equivalents and short-term investments decreased by $25.7 million to $253.4 million at December 31, 2017 as compared with $279.2 million at December 31, 2016. This decrease reflects approximately $49.6 million of cash used to acquire Flashstock (now known as Shutterstock Custom), $25.0 million of cash used to repurchase shares of the Company’s outstanding common stock, $55.1 million of cash used for capital expenditures and a payment of contingent consideration of $10.0 million related to the 2015 acquisition of PremiumBeat, which were partially offset by cash generated from operations. Cash taxes paid in 2017 were $5.0 million in compared to $19.2 million in 2016.
Free cash flow was $18.7 million in the fourth quarter of 2017, an increase of $9.2 million from the fourth quarter of 2016. This change was primarily driven by increased cash from operations partially offset by slight increases in capital expenditures and cash used to acquire content. Free cash flow is defined as cash provided by operating activities adjusted for capital expenditures and content acquisition.
STOCK REPURCHASE PROGRAM
During the fourth quarter of 2017, we did not repurchase shares of our stock pursuant to our existing stock repurchase program. From the inception of this program through December 31, 2017, we have repurchased 2.6 million shares of our stock for a total of $100.0 million under the stock repurchase program at an average per-share price of $39.09. As of December 31, 2017, there remains $100 million available for purchases under our share repurchase program.
The stock repurchase program, which commenced in November 2015, authorizes management to purchase shares from time to time through open market purchases or privately negotiated transactions at prevailing prices as permitted by securities laws and other legal requirements. The timing and amount of any future share repurchases will be determined by our management based on its evaluation of market conditions and other factors. The repurchase program may be modified, suspended or discontinued at any time.

OPERATING METRICS

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
	(in millions, except revenue per download)
Number of paid downloads	43.9	42.1	172.0	167.9
Revenue per download (1)	$3.33	$3.01	$3.13	$2.88
Content in our collection (end of period)(2):
Images	170.1	116.2	170.1	116.2
Videos	9.1	6.2	9.1	6.2
_______________________________________________________________________________________________________________________
(1)  Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Represents images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface and certain images that may be licensed for editorial use only.

FIRST QUARTER 2018 STRATEGIC TRANSACTIONS
On January 4, 2018, the Company invested $15.0 million in convertible preferred shares issued by Zcool Network Technology Limited (“Zcool”), which is equivalent to a 25% fully diluted equity ownership interest, to further expand the Company’s presence in fast-growing markets. Zcool’s primary business is the operation of an e-commerce platform in China whereby customers can pay to license content contributed by creative professionals. Zcool has been the exclusive distributor of Shutterstock creative content in China since 2014.
On February 15, 2018, Shutterstock entered into an agreement to sell certain assets constituting its digital asset management business, known as Webdam, under which the buyer has agreed to assume certain contracts and liabilities of Webdam, for an aggregate purchase price of $49.1 million, payable in cash, and subject to certain customary closing adjustments for a transaction of this kind. We purchased Webdam in March 2014 for $14.4 million. For the year ended December 31, 2017, Webdam revenues were approximately $16.2 million and Adjusted EBITDA attributable to Webdam for 2017 was not material.
FINANCIAL OUTLOOK
The Company’s current expectations for the full year 2018, excluding the contribution of Webdam, are as follows:

•	Revenue of $625 - $635 million, representing growth of approximately 15% - 17%

•	Adjusted EBITDA of $105 - $110 million, representing growth of approximately 19% - 25%

•	Income from Operations of $30 - $35 million

•	Non-cash equity-based compensation expense of approximately $28 million

•	Capital expenditures, including capitalized labor, of approximately $48 million

•	Effective tax rate in mid-20’s%

NON-GAAP FINANCIAL MEASURES
In addition to reporting results in accordance with United States generally accepted accounting principles (GAAP), Shutterstock also refers to adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA margin, adjusted EBITDA growth on a constant currency basis and free cash flow. Shutterstock defines adjusted EBITDA as net income adjusted for foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, interest income and expense, income taxes, depreciation, amortization, disposals and non-cash equity-based compensation; adjusted net income as net income excluding the impact of one-time tax charges related to the enactment of the TCJA, the impact of non-cash equity-based compensation, the amortization of acquisition-related intangible assets and expenses related to long-term incentives and contingent consideration related to acquisitions and the estimated tax impact of such adjustments; revenue growth on a constant currency basis (expressed as a percentage) as the increase in current period revenues over prior period revenues, utilizing fixed exchange rates for translating foreign currency revenues for both periods; adjusted EBITDA margin (expressed as a percentage) as the ratio of adjusted EBITDA to revenue; adjusted EBITDA growth on a constant currency basis (expressed as a percentage) as the increase in current period adjusted EBITDA over prior period adjusted EBITDA, utilizing fixed exchange rates for translating foreign currency revenues and expenses for both periods; and free cash flow as cash provided by/(used in) operating activities adjusted for capital expenditures and content acquisition. These figures have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.
Management believes that adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA margin and adjusted EBITDA growth on a constant currency basis are useful to investors to provide them with disclosures of Shutterstock’s operating results on the same basis as that used by management. Additionally, management believes that adjusted EBITDA and adjusted net income provide useful information to investors about the performance of the Company's overall business because such measures eliminate the effects of unusual or other infrequent charges that are not directly attributable to Shutterstock’s underlying operating performance and, with respect to revenue growth and adjusted EBITDA growth on a constant currency basis, provide useful information to investors by eliminating the effect of foreign currency fluctuations that are not directly attributable to Shutterstock’s business. Additionally, management believes that providing these non-GAAP financial measures enhances the comparability for investors in assessing Shutterstock’s financial reporting. Management believes that free cash flow is useful for investors because it provides them with an important perspective on the cash available for strategic measures, after making necessary capital investments in property and equipment to support the Company's ongoing business operations, and provides them with the same measures that management uses as the basis for making resource allocation decisions.
Shutterstock’s management also uses the non-GAAP financial measures adjusted EBITDA, adjusted net income, revenue growth on a constant currency basis, adjusted EBITDA margin, adjusted EBITDA growth on a constant currency basis and free cash flow, in conjunction with GAAP financial measures, as an integral part of managing the business and to: (i) monitor and evaluate the performance of Shutterstock’s business operations, financial performance and overall liquidity; (ii) facilitate management’s internal comparisons of the historical operating performance of its business operations; (iii) facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of Shutterstock’s management team and, together with other operational objectives, as a measure in evaluating employee compensation and bonuses; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.
A reconciliation of the differences between adjusted EBITDA, adjusted net income, and free cash flow, and the most comparable financial measure calculated and presented in accordance with GAAP, is presented under the heading “Reconciliation of Non-GAAP Financial Information to GAAP” immediately following the Consolidated Balance Sheets. We do not provide a reconciliation of adjusted EBITDA guidance to net income guidance, as the impact of net non-operating foreign currency exchange gains or losses which are excluded from adjusted EBITDA is inherently uncertain and difficult to estimate and is unavailable without unreasonable efforts. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors.

EARNINGS TELECONFERENCE INFORMATION
The Company will discuss its fourth quarter and full year financial results during a teleconference today, February 22, 2018, at 8:30 AM ET.  The conference call can be accessed in the U.S. at (844) 634-1442 or outside the U.S. at (404) 537-3406 with the conference ID# 6469119.  A live audio webcast of the call will also be available simultaneously at http://investor.shutterstock.com.
Following completion of the call, a recorded replay of the webcast will be available in the investor relations section of Shutterstock’s website. A telephone replay of the call will also be available until March 1, 2018 in the U.S. at (855) 859-2056 or outside the U.S. at (404) 537-3406 with the conference ID# 6469119.
Additional investor information can be accessed at http://investor.shutterstock.com.
ABOUT SHUTTERSTOCK
Shutterstock, Inc. (NYSE: SSTK), directly and through its group subsidiaries, is a leading global provider of high-quality licensed photographs, vectors, illustrations, videos and music to businesses, marketing agencies and media organizations around the world. Working with its growing community of over 350,000 contributors, Shutterstock adds hundreds of thousands of images each week, and currently has more than 175 million images and more than 9 million video clips available.
Headquartered in New York City, Shutterstock has offices around the world and customers in more than 150 countries. The company also owns Bigstock, a value-oriented stock media agency; Shutterstock Custom, a custom content creation platform; Offset, a high-end image collection; PremiumBeat a curated royalty-free music library; Rex Features, a premier source of editorial images for the world's media; and Webdam, a cloud-based digital asset management service for businesses.
For more information, please visit www.shutterstock.com and follow Shutterstock on Twitter and on Facebook.

FORWARD-LOOKING STATEMENTS
Statements in this press release regarding management’s future expectations, predictions, beliefs, goals, intentions, plans, prospects or strategies, including statements regarding Shutterstock’s future financial and operating performance on both a GAAP and non-GAAP basis and statements regarding Shutterstock’s future growth and profitability such as Shutterstock’s expectations regarding financial outlook, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors including risks related to any unforeseen changes to or the effects on liabilities, financial condition, future capital expenditures, revenue, expenses, net income or loss, synergies and future prospects; our inability to continue to attract and retain customers and contributors to our online marketplace for creative content; competitive factors; our inability to innovate technologically or develop, market and offer new products and services; unforeseen costs related to infringement claims, indemnification claims and the inability to prevent misuse of our digital content; our inability to increase market awareness of Shutterstock and our products and services; our inability to effectively manage our growth; our inability to grow at historic growth rates or at all; technological interruptions that impair access to our websites; assertions by third parties of infringement of intellectual property rights by Shutterstock, our inability to effectively manage risks associated with operating internationally; our exposure to foreign exchange rate risk; our inability to address risks associated with sales to large corporate customers; government regulation of the internet; increasing regulation related to the handling of personal data; actions by governments to restrict access to our products and services; our inability to effectively expand our operations into new products, services and technologies; our inability to protect the confidential information of customers; increased tax liabilities associated with our worldwide operations, including our exposure to withholding, sales and transaction tax liabilities; the effect of the TCJA; general economic and political conditions worldwide; our inability to successfully integrate acquisitions and the associated technology and achieve operational efficiencies; and other factors and risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in other documents that may be filed by Shutterstock from time to time with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, Shutterstock’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The forward-looking statements contained in this press release are made only as of this date and assumes no obligation to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law.

Media Contact:	Investor Contact:
Siobhan Aalders	Michael Mestrandrea
917-563-4991	646-454-4284
press@shutterstock.com	mmestrandrea@shutterstock.com

Shutterstock, Inc.
Consolidated Statements of Operations
(In thousands, except for per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016

Revenue	$151,829	$130,173	$557,111	$494,317

Operating expenses:
Cost of revenue	64,590	52,637	233,102	203,129
Sales and marketing	40,844	34,990	146,464	126,626
Product development	15,210	12,989	52,486	47,789
General and administrative	23,994	16,358	98,710	70,987
Total operating expenses	144,638	116,974	530,762	448,531
Income from operations	7,191	13,199	26,349	45,786
Other income (expense), net	1,637	(1,167)	3,732	(1,289)
Income before income taxes	8,828	12,032	30,081	44,497
Provision for income taxes	6,772	2,177	13,354	11,869
Net income available to common stockholders	$2,056	$9,855	$16,727	$32,628

Net income per common share available to common stockholders:
Basic	$0.06	$0.28	$0.48	$0.93
Diluted	$0.06	$0.27	$0.47	$0.91

Weighted average common shares outstanding:
Basic	34,686	35,089	34,627	35,114
Diluted	35,149	35,881	35,291	35,861

Shutterstock, Inc.
Consolidated Balance Sheets
(In thousands, except par value amount)
(Unaudited)

	December 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$253,428	$224,190
Short-term investments	—	54,972
Accounts receivable, net	49,932	38,107
Prepaid expenses and other current assets	37,109	22,569
Total current assets	340,469	339,838
Property and equipment, net	85,698	56,101
Intangibles assets, net	34,197	30,157
Goodwill	98,654	49,271
Deferred tax assets, net	9,761	23,013
Other assets	8,997	3,398
Total assets	$577,776	$501,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,160	$7,305
Accrued expenses	58,734	41,106
Contributor royalties payable	20,088	20,473
Deferred revenue	157,803	122,235
Other liabilities	1,957	12,378
Total current liabilities	245,742	203,497
Deferred tax liability, net	1,486	2,147
Other non-current liabilities	15,963	9,438
Total liabilities	263,191	215,082
Commitment and contingencies
Stockholders’ equity:
Common stock, $0.01 par value; 200,000 shares authorized; 37,270 and 36,926 shares issued and 34,712 and 34,816 shares outstanding as of December 31, 2017 and December 31, 2016, respectively	373	369
Treasury stock, at cost; 2,558 and 2,110 shares as of December 31, 2017 and December 31, 2016, respectively	(100,027)	(77,567)
Additional paid-in capital	272,657	251,890
Accumulated other comprehensive loss	(3,557)	(17,061)
Retained earnings	145,139	129,065
Total stockholders’ equity	314,585	286,696
Total liabilities and stockholders’ equity	$577,776	$501,778

Shutterstock, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In thousands, except per share information)
(Unaudited)
Adjusted EBITDA, adjusted net income and free cash flow are not financial measures under United States generally accepted accounting principles (GAAP). Such non-GAAP financial measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP. We caution investors that non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies.

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net Income	$2,056	$9,855	$16,727	$32,628
Add:
Depreciation and amortization	10,542	5,765	35,490	19,946
Non-cash equity-based compensation	4,830	6,970	24,958	28,080
Other adjustments, net (1)	(899)	1,167	(2,480)	2,940
Provision for income taxes	6,772	2,177	13,354	11,869
Adjusted EBITDA	$23,301	$25,934	$88,049	$95,463

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income	$2,056	$9,855	$16,727	$32,628
Add/(less):
One-time effect of the Tax Cuts and Jobs Act on the provision for income taxes(2)	4,507	—	4,507	—
Non-cash equity-based compensation	4,830	6,970	24,958	28,080
Tax effect of non-cash equity-based compensation (3)	(1,776)	(2,515)	(9,176)	(10,048)
Acquisition-related amortization expense	825	999	4,801	4,309
Tax effect of acquisition-related amortization expense (3)	(303)	(367)	(1,766)	(1,584)
Acquisition-related long-term incentives and contingent consideration	738	300	1,252	2,925
Tax effect of acquisition-related long-term incentives and contingent consideration (3)	(271)	(110)	(460)	(1,075)
Adjusted net income	$10,606	$15,132	$40,843	$55,235
Adjusted net income per diluted common share	$0.30	$0.42	$1.16	$1.54

Weighted average diluted shares	35,149	35,881	35,291	35,861

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net cash provided by operating activities	$36,527	$24,545	$108,037	$100,723
Capital expenditures	(17,436)	(13,212)	(55,062)	(39,959)
Content acquisition	(393)	(1,831)	(2,961)	(8,045)
Free cash flow	$18,698	$9,502	$50,014	$52,719

_______________________________________________________________________________________________________________________

(1)
Included in other adjustments, net is foreign currency transaction gains and losses, expenses related to long-term incentives and contingent consideration related to acquisitions, and interest income and expense.

(2)
Represents approximately $3.7 million of non-cash charges related to a remeasurement of deferred tax assets related to the change in U.S. tax rates from 35% to 21% and approximately $0.8 million of cash charges related to a one-time U.S. cash tax for unrepatriated foreign earnings.

(3)	Estimated tax effect of adjusted net income adjustments reflects the consolidated blended tax rate as applied to the taxable portion of the adjustment.

Shutterstock, Inc.
Supplemental Financial Data
(Unaudited)

Historical Operating Metrics

	Three Months Ended
	12/31/17	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
	(in millions, except revenue per download)
Number of paid downloads	43.9	41.9	42.7	43.5	42.1	41.2	43.4	41.2	39.8
Revenue per download (1)	$3.33	$3.23	$3.05	$2.91	$3.01	$2.91	$2.81	$2.77	$2.86
Content in collection (end of period): (2)
Images	170.1	155.8	144.7	132.0	116.2	102.7	92.1	81.0	71.4
Videos	9.1	8.3	7.6	6.9	6.2	5.4	4.9	4.2	3.7

_______________________________________________________________________________________________________________________
(1) Revenue per download metric excludes the impact of revenue not associated with content downloads.
(2) Images (photographs, vectors and illustrations) and video clips available on shutterstock.com at the end of the period. We exclude content that is not uploaded directly to our site but is available to our customers through an application program interface, custom content and certain images that may be licensed for editorial use only.